UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 8, 2013

FXCM Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34986	27-3268672
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

55 Water Street, FL 50 New York, NY, 10041

(Address of Principal Executive Offices) (Zip Code)

(646) 432-2986

 (Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On April 8, 2013, FXCM Inc. (the “Company”) issued a press release announcing that it has submitted a proposal to the board of directors of GAIN Capital Holdings, Inc. (“GAIN”) proposing to merge with and acquire GAIN Capital Holdings, Inc. (“GAIN”). As described in the press release, the Company will host a conference call on April 9, 2013 with respect to the proposal. A copy of the press release announcing the proposal, including the full text of the proposal letter, is attached hereto as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference.

The information contained in this Item 7.01 and the Exhibit attached hereto is furnished pursuant to the rules and regulations of the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01    Other Events.

On April 8, 2013, the Company announced that it submitted a proposal to the board of directors of GAIN to merge with and acquire GAIN. Under the Company’s proposal, the Company would be prepared to offer 0.3996 shares of Company Class A common stock for each share of GAIN common stock (the “Proposal”). Based on the Company’s closing price as of April 8, 2013 of $13.39, the Company’s Proposal represents an offer price of $5.35 per GAIN share, which in aggregate would represent $210.4 million in total value. The Company also announced that it would be prepared to offer up to $50 million in cash consideration in lieu of Company shares.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the Company’s current views with respect to, among other things, its operations and financial performance for the future. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes these factors include but are not limited to evolving legal and regulatory requirements of the FX industry, the limited operating history of the FX industry, risks related to the protection of its proprietary technology, risks related to its dependence on FX market makers, market conditions, risks related to the proposed transaction involving the Company and GAIN, which include, but are not limited to, the risks that the proposed transaction may not be completed; that, if completed, the businesses of the Company and GAIN may not be combined successfully or that such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; that the expected synergies from the proposed transaction may not be fully realized or may take longer to realize than expected and those other risks described under “Risk Factors” as such factors may be updated from time to time in the Company’s most recent annual report on Form 10-K, the Company’s quarterly reports on Form 10-Q and other SEC filings, which are accessible on the SEC’s website at sec.gov.

Important Legal Information

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This Current Report on Form 8-K is being made in respect of the business combination transaction with GAIN proposed by the Company, which may become the subject of a registration statement filed with the SEC. This Current Report on Form 8-K is not a substitute for any prospectus, proxy statement or any other document which the Company may file with the SEC in connection with the proposed transaction. Investors are urged to read any such documents regarding the proposed transaction that are fileD with the SEC carefully and in their entirety IF AND when they become available because they will contain important information about the proposed transaction. Such documents would be available free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://www.fxcm.com ) by following the link to “Investor Relations” and then under the tab “Financial Information – SEC Filings”.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release, dated April 8, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FXCM INC.

By:	/s/Robert Lande
	Name:	Robert Lande
	Title:	Chief Financial Officer

Date:  April 8, 2013

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated April 8, 2013